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                                                                    Exhibit 3.35

                                                                          PAGE 1

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "P.J.C. DISTRIBUTION, INC. " AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF DECEMBER, A.D. 1992, AT 10 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1998, AT 5:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                      /s/ Harriet Smith Windsor
                                      -------------------------
                                      Harriet Smith Windsor, Secretary of State
2318301   8100H  [SEAL]               AUTHENTICATION:  3256549

040547063                                         DATE:  07-27-04

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    STATE OF DLAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10.00 AM 12/09/1992
  722344086 - 2318301

                          CERTIFICATE OF INCORPORATION
                                       OF
                            P.J.C. DISTRIBUTION, INC.

1.   The name of the corporation is P.J.C. Distribution, Inc.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purpose to be conducted or promoted is to operate a distribution business and in general to engage in any lawful activity or business for which corporations may be organized under the provisions of the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is 2000 shares of no par common stock

5.   The name and mailing address of each incorporator:

                        Michel Coutu        440 George Washington Highway
                                            Smithfield, RI 02917

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Meeting of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of the directors or in the by-laws of the corporation.

     I, the undersigned, being the sole incorporator for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is my free act and deed and the information contained herein is true.

Dated: November 20, 1992.


                                             /s/ Michel Coutu
                                             ------------------------------
                                             Michel Coutu